SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT ("Agreement") dated as of MARCH 29, 2004 is entered into between and among SIGNATURE LEISURE, INC. ("Borrower"), CARNES, STEPHEN W. (Junior Lender"), and MANHEIM AUTOMOTIVE FINANCIAL SERVICES, INC. (together with its successors and assigns, hereinafter called "Senior Lender").

A. WHEREAS, Junior Lender has made certain loans to Borrower and Senior Lender would now like to make certain loans to Borrower.

B. WHEREAS, to induce Senior Lender to make such loans, Junior Lender has agreed to subordinate to Senior Lender all rights to receive payment on any amounts owing by Borrower to Junior Lender and to assign to Senior Lender the security interest in any collateral pledged by Borrower to the Junior Lender.

NOW, THEREFORE, in consideration of mutual promises herein contained the parties hereto agree as follows:

1. Definitions. For purposes of this Subordination Agreement, the following terms shall have the meanings ascribed to them below:

(a) "Junior Liabilities" shall mean all obligations of the Borrower to the Junior Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, including all expenses, fees, attorneys' fees or other costs related thereto.

(b) "Senior Liabilities" shall mean all obligations of the Borrower to Senior Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, including all expenses, fees, attorneys' fees or other costs related thereto.

2. Subordination. The payment of all Junior Liabilities shall be postponed and subordinated to the payment of all Senior Liabilities. Junior Lender agrees to: (a) mark each instrument or document evidencing the Junior Liabilities with a conspicuous legend that all payments under such instrument or document are subordinate to the payment of any obligation of Borrower to Senior Lender, and (b) deliver each such instrument and document to Senior Lender, assigned or endorsed to Senior Lender. If any judgment, decree or order should be at any time obtained by the Junior Lender against the Borrower, it shall be junior and subordinate to any claim of Senior Lender against Borrower even though not liquidated or reduced to judgment or decree.

3. Collateral. To secure the payment and performance of the Senior Liabilities, Junior Lender hereby transfers and assigns to Senior Lender all of Junior Lender's right, title and interest in and to, and grants to Senior Lender a security interest in, the Junior Liabilities and in any and all property, real or personal, now or hereafter securing the Junior Liabilities. Junior Lender agrees to execute and deliver to Senior Lender any additional assignments and instruments deemed necessary by Senior Lender to effect or confirm such assignment and transfer and to effect collection of any and all dividends or other payments which may be at any time on account of the Junior Liabilities.

4. Duration and Termination. This Agreement shall constitute a continuing agreement of subordination, and shall remain in effect until thirty (30) days following Senior Lender's receipt of written notice of termination of this Agreement by Junior Lender, but any such notice of termination shall not affect this Agreement with respect of any of the Senior Liabilities of Borrower then existing or any obligations or liabilities created thereafter pursuant to any commitment between Senior Lender and Borrower entered into prior to Senior Lender's receipt of such notice of termination, or any extensions or renewals of any or all of the Senior Liabilities, and as to all such obligations and liabilities this Agreement shall continue in effect until the same shall have been fully discharged with interest and other applicable charges. Neither the bankruptcy of Junior Lender or death of the Junior Lender, if the Junior Lender is an individual, shall effect a termination hereof. Senior Lender may, without notice to Junior Lender, extend or continue credit and make other financial accommodations to or for the account of Borrower in reliance upon this Agreement.

5. Default. If any representation or warranty in this Agreement or in any instrument evidencing or securing the Senior Liabilities proves to have been false when made, or, in the event of a breach by either Borrower or Junior Lender in the performance of any of the terms of this Agreement or any instrument or agreement evidencing or securing the Senior Liabilities, all of the Senior Liabilities shall, at the option of Senior Lender, become immediately due and payable without presentment, demand, protest, or notice of any kind, notwithstanding any time or credit otherwise allowed. If at any time Junior Lender fails to comply with any provision of this Agreement that is applicable to Junior Lender, Senior Lender may demand specific performance of this Agreement, whether or not Borrower has complied with this Agreement, and may exercise any other remedy available at law or equity.

6. General.

(a) Notices. All notices, requests, demands and other communications required or permitted under this Agreement or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or when deposited in the United States mails, certified or registered mail, return receipt requested, postage paid, addressed as set forth in the introduction to this Agreement and actually presented at the address of the noticed party. Any addressee may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

(b) Entire Agreement. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether expressed or implied, oral or written. Neither this Agreement nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by Senior Lender, Borrower and Junior Lender provided, however, that this Section 6(b) may not be amended in any circumstance.

(c) Expenses. Borrower and Junior Lender agree to pay Senior Lender on demand all expenses of every kind, including reasonable attorneys' fees, that Senior Lender may incur in enforcing any of its rights under this Agreement.

(d) Successors and Assigns. This Agreement shall inure to the benefit of Senior Lender, its successors and assigns, and shall be binding upon both Borrower and Junior Lender and their respective heirs, personal representatives, successors and assigns, as applicable.

(e) Defects Waived. This Agreement is effective notwithstanding any defect in the validity or enforceability of any instrument or document evidencing the Senior Liabilities.

(f) Governing Law. This Agreement and all transactions hereunder hall be governed by and construed in accordance with the internal laws of the State of Georgia, where the Senior Lender has its principal place of business, where payment is to be made and where the Senior Lender negotiated the terms of this Agreement, without reference to the conflict of laws principles of such State.

The validity, construction and enforcement of this Agreement shall be governed by the internal laws of the State of Georgia.

(g) Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JUNIOR LENDER: CARNES, STEPHEN W.

By: Stephen W. Carnes ←*SIGN HERE*

Title: President

BORROWER: SIGNATURE LEISURE, INC.

By: Stephen W. Carnes ←*SIGN HERE*

Title: President

SENIOR LENDER: MANHEIM AUTOMOTIVE FINANCIAL SERVICES, INC.

By: ______________________

Title: DIRECTOR OF OPERATIONS